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                           VALLEY RECORD DISTRIBUTORS, INC.
                                1994 STOCK OPTION PLAN
                                   AMENDMENT NO. 1

          1. The name of the Plan is hereby changed to "Valley Media, Inc. 1994 Stock Option Plan."

          2. Section 5(a) of the Plan is hereby deleted in its entirety and replaced with the following:

          (a) to select and approve the Eligible Participants to whom Options will be granted from time to time hereunder;

          3. Section 6(c) of the Plan is hereby deleted in its entirety and replaced with the following:

          (c) CHANGE IN CONTROL TRANSACTIONS. In the event of a Change in Control Transaction, all Options that are not then vested shall become vested immediately prior to the consummation of such Change in Control Transaction and the Board, in its sole discretion, may take all appropriate action to:

          (i) cancel all outstanding Options granted hereunder effective as of the consummation of the Change in Control Transaction and, in connection with each Option, either (A) notify the holder of the Option of the proposed Change in Control Transaction not less than twenty (20) days prior to its consummation so that the holder will have an opportunity to exercise that Vested portion immediately prior to such consummation, or (B) make a payment to the Optionee equal to the amount, if any, by which the Fair Market Value per share of the Option Stock subject to the Option exceeds the Option Price, multiplied by the number of Total Award Option Shares that are Vested, such payment to be made either in cash or in Stock having a Fair Market Value as of the date of issuance equal to such excess amount; or

           (ii) require the Successor Entity with respect to such Change in Control Transaction, if any (including in the case of a Change in Control Transaction involving a sale of all or substantially all of the assets of the Company, the Person acquiring such assets), to assume the outstanding Options or substitute therefor comparable options of such Successor Entity or a parent or Subsidiary of such Successor Entity.

          4. The definition of "Business Combination contained in Exhibit A to the Plan is hereby deleted in its entirety and replaced with the following:

          "Business Combination" means a merger or consolidation of the Company and one or more other Persons in which the Company or a subsidiary of the Company is a merging or consolidating party.


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          5.   The following definitions are hereby added to Exhibit A to the
Plan:

          A. "Affiliate" means, with respect to a first Person, a second Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first Person.

          B. "Associate" means, with respect to a Person, (a) any corporation or organization of which such Person is an officer or partner or, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          C. "Change in Control Transaction" means (a) the sale of all or substantially all of the assets of the Company; (b) any change in ownership or control of the outstanding voting securities of the Company following which any Person other than Barnet J. Cohen, Barbara C. Cohen, any Affiliate or Associate of Barnet J. Cohen or Barbara C. Cohen, or the Company's Employee Stock Ownership Plan, beneficially owns, together with its Affiliates and Associates, thirty five percent (35%) or more of the outstanding voting securities of the Company; (c) any change in the membership of the Company's Board of Directors after the closing date of the Company's Initial Public Offering following which Continuing Directors do not constitute a majority of the Board; or (d) a Business Combination immediately following which the shareholders of the Company immediately prior to such Business Combination do not hold more than sixty five percent (65%) of the outstanding voting securities of the Successor Entity in the same proportion as such shareholders held Common Stock of the Company immediately prior to such Business Combination.

          D. "Continuing Director" means, at any given time, a member of the Company's Board of Directors who was (a) a member of the Board on the closing date of the Company's Initial Public Offering, (b) elected to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such election, or (c) nominated to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such nomination, and subsequently elected to the Board by the shareholders of the Company.

          E. "Person" means any individual, corporation, partnership, limited liability company, sole proprietorship, joint venture or other organization.

          F. "Successor Entity" means a corporation or other entity other than the Company that acquires all or substantially all of the assets of the Company, or which is the surviving or parent entity resulting from a Business Combination.


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